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                                                                   EXHIBIT 10.21

                               ROYALTY AGREEMENT


      This ROYALTY AGREEMENT is entered into as of April 1, 1986 by and between PFIZER INC. ("PFIZER"), a Delaware corporation having an office at 235 East 42nd Street, New York, New York 10017, and ONCOGENE SCIENCE, INC. ("OSI"), a Delaware corporation having an office at 222 Station Plaza North, Suite 330, Mineola, New York, 11501.

      WHEREAS, PFIZER and OSI have entered into a Collaborative Research Agreement dated April 1, 1986, pursuant to which, among other things, PFIZER has committed to fund certain cancer therapeutant research projects of OSI,

      WHEREAS, certain results and materials arising from that Collaborative Research Agreement will be useful and will be used by PFIZER in its own research directed to the discovery of novel agents for the therapy of cancer, and

      WHEREAS, PFIZER recognizes the contribution of OSI in assisting PFIZER in this process,

      ACCORDINGLY, in consideration of the foregoing and of the mutual covenants and promises hereinafter contained, the parties hereto agree as follows:

1.    DEFINITIONS.

      Whenever used in this Royalty Agreement, the capitalized terms defined in Exhibits A, B, C and D shall have the meanings specified therein.
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2.    ROYALTIES.

      PFIZER shall pay to OSI a royalty of between one percent (1%) and six percent (6%) of the Net Sales of each Cancer Therapeutant Product sold by PFIZER; provided, that such Cancer Therapeutant Product is in existence, as evidenced by the filing with the U.S. Food and Drug Administration of an Investigational New Drug Application (or the filing of a foreign equivalent) for such Cancer Therapeutant Product, during or within five years after the termination or expiration of, the Collaborative Research Agreement; and provided, that such Cancer Therapeutant Product (a) was not developed as a result of an existing PFIZER internal research project concerning inhibitors of tissue plasminogen activators; or (b) does not involve Monoclonal Antibody Technology; or (c) is not an acquired product to which PFIZER has excluded from the Collaborative Research Agreement pursuant to Section 8.1.2(c) of the Collaborative Research Agreement; or (d) is not a product resulting from research which PFIZER has excluded from the Collaborative Research Agreement pursuant to Section 8.1.2 (c) of the Collaborative Research Agreement. PFIZER and OSI shall negotiate in good faith the precise royalty rate to be paid with respect to each such Cancer Therapeutant Product. If PFIZER and OSI are unable to agree, the royalty rate shall be determined by arbitration in accordance with Paragraph 7. Royalty rates in excess of one percent shall be based upon the extent to which OSI contributes to the development of each such Cancer Therapeutant Product.

      If PFIZER shall owe to OSI a royalty pursuant to this Royalty Agreement and a royalty pursuant to an Exclusive Cancer Therapeutant License Agreement, PFIZER shall pay to OSI only the higher such royalty.





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3.    ROYALTY PERIOD.

      Royalties shall be paid for 10 years from the date of first commercial sale by PFIZER of each such Cancer Therapeutant Product in each country of the world, on a country by country basis.

4.    PAYMENT OF ROYALTIES, ACCOUNTING FOR ROYALTIES, RECORDS, ETC.

      4.1.  Payment Dates.

            Royalties shall be paid by PFIZER during the royalty period on all sales of each Cancer Therapeutant Product within 60 days after the end of each calendar quarter in which such sales are made. Such payments shall be accompanied by a statement showing the Net Sales of each Cancer Therapeutant Product by PFIZER and each Affiliate or sublicensee of PFIZER in each country, the applicable royalty rate for the Cancer Therapeutant Product, and a calculation of the amount of royalty due.

      4.2.  Accounting; Blocked Currency; Devaluation.

            The Net Sales used for computing the royalties payable to OSI by PFIZER pursuant to Paragraph 2 hereof shall be computed in U.S. Dollars; and all payments of such royalties shall be made in U.S. Dollars. For the purpose of determining the amount of royalties due, the amount of Net Sales in any foreign currency shall be computed by (a) converting such amount into U.S. Dollars at the prevailing commercial rate of exchange for purchasing U.S. Dollars with the foreign currency in question as quoted by Citibank in New York, New York, one business day before the date on which the relevant royalty





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payment is to be made by PFIZER and (b) deducting therefrom the amount of any tax, duty, charge, commission, discount or other fee payable in respect of such conversion into, and remittance of, U.S. Dollars; provided, that in the event any foreign currency shall, at the time that a royalty payment in respect of Net Sales in such foreign currency is due, not be convertible into U.S. Dollars and freely transferable by reason of moratorium, embargo, banking restriction or other restriction, PFIZER shall, upon notice thereof to OSI, have no obligation to make payment of such royalties until such time as such foreign currency shall be convertible into U.S. Dollars and freely transferable to the United States, except that, in such event, OSI may, by notice to PFIZER, request that such royalties be paid by PFIZER in such foreign currency (calculated on the basis of Net Sales in such foreign currency) and deposited in a local bank account in the relevant country specified by OSI, in the name of OSI. During any period of non-payment of royalties hereunder, the royalties that are due and payable by PFIZER shall accrue in the foreign currency in which they were earned. PFIZER shall pay to OSI the amount of any such accrued royalties within 20 business days after the date on which the relevant foreign currency shall become convertible into U.S. Dollars and freely transferable to the United States. PFIZER shall provide to OSI such documentation with respect to any of the above situations as OSI shall reasonably request.

      4.3.  Records.

            PFIZER shall keep for three years from the date of payment of royalties hereunder complete and accurate records of sales by PFIZER of each Cancer Therapeutant Product, in sufficient detail to allow the royalties accruing hereunder to be accurately





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determined.  OSI shall have the right for a period of three years after receiving any report or statement with respect to royalties due and payable hereunder to appoint an independent certified public accountant reasonably acceptable to PFIZER to inspect the relevant records of PFIZER to verify such report or statement. PFIZER shall make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from OSI, to the extent reasonably necessary to verify the accuracy of the reports and payments required hereunder. Such inspection right shall not be exercised more than once in any calendar year. OSI agrees to hold strictly confidential all information concerning royalty payments and reports, other than the total amounts thereof, and all information learned in the course of any audit or inspection hereunder, except to the extent that it is necessary for OSI to reveal such information in order to enforce its rights under this Royalty Agreement or that disclosure is required by law. The failure of OSI to request verification of any report or statement during said three-year period shall be considered acceptance of the accuracy of such report, and PFIZER shall have no obligation to maintain any records pertaining to such report or statement beyond said three-year period.

5.    TERM AND TERMINATION.

      5.1.  Term.

            This Royalty Agreement shall commence as of the Effective Date hereof and shall continue in effect until the expiration of PFIZER's last obligation to pay royalties hereunder.





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6.    ARBITRATION.

      In the event PFIZER and OSI cannot agree pursuant to Paragraph 2 on a royalty rate for any Cancer Therapeutant Product, the royalty rate shall be determined for such Cancer Therapeutant Product by arbitration to be held in New York, New York, in accordance with the then prevailing rules for commercial arbitration of the American Arbitration Association, and the determination resulting from such arbitration shall be final and binding upon both PFIZER and OSI.

7.    NOTICES.

      7.1.  Notices.

            All notices, statements, or other documents required to be given hereunder shall be in writing and shall be given either personally, or by mailing the same in a sealed envelope, postage prepaid, certified or registered mail, return receipt requested, or by telegraph, telex or cable confirmed by letter mailed as provided above, addressed as follows, or to such other address as may be designated from time to time by notice given in the manner provided in this Section 7:

            If to PFIZER to:

                        Pfizer Inc.
                        235 East 42nd Street
                        New York, New York 10017
                        Attention:     President, Central Research

                        with copy to:  Office of the General Counsel





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            If to OSI to:

                        Oncogene Science, Inc.
                        222 Station Plaza North
                        Mineola, N.Y. 11501
                        Attention : President

Notices given personally shall be deemed given as of the date delivered. Notices given by telegraph, telex or cable shall be deemed given as of the date received; provided, that the letter confirming such notices shall have been mailed on the same date and shall have been received. Mailed notices shall be deemed given as of the date of receipt by the party to whom such notices are directed.

8.    GOVERNING LAW.

      8.1.  New York State Law.

            This Royalty Agreement is made and delivered in New York and shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York.

9.    MISCELLANEOUS.

      9.1.  Binding Effect.

            This Royalty Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.





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      9.2.  Headings.

            Paragraph headings are inserted herein for convenience of reference only and do not form a part of this Royalty Agreement, and no construction or inference shall be derived therefrom.

      9.3.  Counterparts.

            This Royalty Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      9.4.  Amendment; Waiver; etc.

            This Royalty Agreement may be amended, modified, superseded or cancelled, and any of the terms hereof may be waived, only by a written instrument executed by each party hereto or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provision hereof shall in no manner effect the rights at a later time to enforce the same or any other provision. No waiver by any party of any condition, or of the breach of any term, contained in this Royalty Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Royalty Agreement.





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      9.5.  No Third Party Beneficiaries.

            No person not a party to this Royalty Agreement, including any employee of any party to this Royalty Agreement, shall have or acquire any rights by reason of this Royalty Agreement, nor shall any party hereto have any obligations or liabilities to such other Person by reason of this Royalty Agreement.

      9.6.  Assignment and Successors.

            This Royalty Agreement may not be assigned by either party hereto except that either party may assign this Royalty Agreement to any of its Affiliates, to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation with or into such corporation. In the event of any such assignment by PFIZER, its successor shall expressly assume in writing the performance of all the terms and conditions of this Royalty Agreement to be performed by PFIZER.





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      IN WITNESS WHEREOF, the parties hereto have caused this Royalty Agreement to be executed by their duly authorized representatives as of the date first written above.

                                          PFIZER INC.



                                          By:/s/ Barry M. Bloom
                                             -----------------------------

                                          Title:  Vice President



                                          ONCOGENE SCIENCE, INC.



                                          By:/s/ John R. Stephens
                                             -----------------------------

                                          Title:  Scientific Director





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                                   EXHIBIT A


                                  DEFINITIONS


      1. "Affiliate" means any corporation or other legal entity owning, directly or indirectly, fifty percent or more of the voting capital shares or similar voting rights of PFIZER or OSI; any corporation or other legal entity fifty percent or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by PFIZER or OSI; or any corporation or other legal entity fifty percent or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by a corporation or other legal entity which owns, directly or indirectly, fifty percent or more of the voting capital shares or similar voting rights of PFIZER or OSI.

      2. "Cancer Therapeutant Product" means any product that is useful in the therapy of human cancer.

      3. "Collaborative Research Agreement" means the Collaborative Research Agreement dated April 1, 1986 between PFIZER and OSI.

      4.    "Dollars" mean lawful currency of the United States of America.

      5.    "Effective Date" means April 1, 1986.

      6. "Net Sales" means the gross amount invoiced by PFIZER or any Affiliate or sublicensee of PFIZER (PFIZER, Affiliates of PFIZER and sublicensees of PFIZER are sometimes referred to collectively in this Royalty Agreement as "PFIZER") for arm's-length sales to a third party or parties of Cancer Therapeutant Products, after deducting, if not already deducted in the actual amount invoiced the following: normal and customary trade discounts actually allowed; returns; credits; taxes the legal incidence of which is on the purchaser and separately shown on PFIZER's invoices; and transportation, insurance and postage charges, if prepaid by PFIZER and billed on PFIZER's invoices as a separate item.

      7.    "Patent Rights"

            (a)   The term "OSI Patent Rights" means and includes:

                  (i)   all patentable inventions pertaining to OSI Technology
                        (a) which were in existence on the Effective Date of this Agreement or which were made at any time during the term of the Collaborative Research Agreement by any employee of, or consultant to, OSI, or both; and (b) which are legally or beneficially owned, or both, by OSI; and





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                  (ii)  all applications for letters patent, whether domestic or foreign, claiming such patentable inventions, including all continuations, continuations-in-part, divisions, renewals and patent of addition thereof, all letters patent granted thereon, and all reissues and extensions thereof.

            (b)   The term "PFIZER Patent Rights" means and includes:

                  (i) all patentable inventions pertaining to PFIZER Technology (a) which were in existence on the Effective Date of this Agreement or which were made at any time during the term of the Collaborative Research Agreement by any employee of, or consultant to, PFIZER, or both; and (b) which are legally or beneficially owned, or both, by PFIZER; and

                  (ii) all applications for letters patent, whether domestic or foreign, claiming such patentable inventions including all continuations, continuations-in-part, divisions, renewals and patents of addition thereof, all letters patent granted thereon, and all reissues and extensions thereof.

            (c)   The term "Joint Patent Rights" means and includes:

                  (i) all patentable inventions pertaining to Joint Technology (a) which were in existence on the Effective Date of this Agreement or which were made at any time during the term of the Collaborative Research Agreement jointly by employees of, or consultants to, OSI and PFIZER; and (b) which are legally or beneficially owned by OSI and PFIZER, each of OSI and PFIZER having made an inventive contribution to such invention and owning an undivided interest therein as determined by the laws of inventorship; and

                  (ii) all applications for letters patent, whether domestic or foreign, claiming such patentable inventions including all continuations, continuations-in-part, divisions, renewals and patents of addition thereof, all letters patent granted thereon, and all reissues and extensions thereof.

      8. "Technology". The terms "OSI Technology", "PFIZER Technology" and "Joint Technology" have the meanings defined in Exhibits A, B, C and D, respectively; or such amended meanings as shall be agreed upon by the parties pursuant to the Collaborative Research Agreement.





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                                   EXHIBIT B

                                 OSI TECHNOLOGY

      The term "OSI Technology" means and includes all technology and technical information, including all inventions, cultures, strains, vectors, genes, gene fragments and their sequences, cell lines, hybridoma cell lines, monoclonal and polyclonal antibodies, proteins and protein fragments and their sequences, non-protein chemical structures and methods for synthesis, structure-activity relationships, assay methodology, methods, processes, formulae, plans, specifications, characteristics, equipment and equipment designs, know-how, experience and trade secrets:

      (a) which have been developed by employees of, or consultants to, OSI prior to, or during the term of, the Collaborative Research Agreement; and

      (b)   which pertain to:

            (i) any of a family of genes designed oncogenes, including those of viral, normal or tumor cell origin and all mutants whether obtained from natural sources or artificial constructions, and the proteins, syntheses of which are directed by the oncogenes, whether obtained from virus, normal or tumor cells, or by molecular cloning and expression of such genes in a prokaryotic or eukaryotic cell system, and to the regulation of these oncogenes and their products, or both, as expressed in the transformed phenotype ("Oncogene Technology"), including, but not limited to, the oncogenes designated ras oncogenes ("ras Technology"); or

            (ii) any of a family of polypeptides capable of regulating tumor growth, their sources, methods of isolation and purification, biochemical or biophysical structures, or both, biological activities, the biochemical structures of the genes or DNA sequences coding for the polypeptides, methods for cloning and expressing the polypeptides in prokaryotic and eukaryotic cell systems, and methods for purifying the polypeptides so expressed ("Tumor Growth Regulating Protein Technology"), including but not limited to, the proteins designated Tumor Inhibitory Factors ("TIFs") and Tumor Growth Inhibitors ("TGIs") (collectively, "TIF and TGI Technology") ; or

            (iii) both (i) and (ii).





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                                   EXHIBIT C

                               PFIZER TECHNOLOGY


      The term "PFIZER Technology" means and includes all technology and technical information, including all inventions, cultures, strains, vectors, genes, gene fragments and their sequences, cell lines, hybridoma cell lines, monoclonal and polyclonal antibodies, proteins and protein fragments and their sequences, non-protein chemical structures and methods for synthesis, structure-activity relationships, assay methodology, methods, processes, formulae, plans, specifications, characteristics, equipment and equipment designs, know-how, experience and trade secrets:

      (a) which have been developed by employees of, or consultants to, PFIZER prior to, or during the term of, the Collaborative Research Agreement; and

      (b)   which pertain to:

            (i) Oncogene Technology, including, but not limited to, ras Technology, both terms being as defined in Exhibit B; or

            (ii) Tumor Growth Regulating Protein Technology, including, but not limited to, TIF and TGI Technology, both terms being as defined in Exhibit B; or

            (iii) both (i) and (ii).





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                                   EXHIBIT D


                                JOINT TECHNOLOGY


      The term "Joint Technology" means and includes all technology and technical information, including all inventions, cultures, strains, vectors, genes, gene fragments and their sequences, cell lines, hybridoma cell lines, monoclonal and polyclonal antibodies, proteins and protein fragments and their sequences, non-protein chemical structures and methods for synthesis, structure-activity relationships, assay methodology, methods, processes, formulae, plans, specifications, characteristics, equipment and equipment designs, know-how, experience and trade secrets:

      (a) which have been developed jointly by employees of, or consultants to, PFIZER and OSI during the term of the Interim Research Agreement dated November 7, 1985 between PFIZER and OSI or of the Collaborative Research Agreement, such that each of PFIZER and OSI having contributed to the development of such technology and technical information owns an undivided interest therein; and

      (b)   which pertain to:

            (i) Oncogene Technology, including but not limited to, ras Technology, both terms being as defined in Exhibit B; or

            (ii) Tumor Growth Regulating Protein Technology, including, but not limited to TIG and TGI Technology, both terms being as defined in Exhibit B; or

            (iii) both (i) and (ii).





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